Exhibit 99.1

INDEX TO PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Consolidated Financial Statements:

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2006	2
Unaudited Pro Forma Consolidated Statement of Income for the quarter ended March 31, 2006	3
Unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 2005	4
Notes to Unaudited Pro Forma Consolidated Financial Statements	5

Federated Investors, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of March 31, 2006

(dollars in thousands)

	Federated	MDTA LLC	Pro Forma Adjustments					Combined Pro Forma Federated
Current Assets:
Cash and cash equivalents	$258,016	$3,428	$(102,434	)(a)	$			$159,010
Investments	37,963	15,687						53,650
Receivables, net	47,105	2,010	(1,085	)(b)				48,030
Other current assets	19,484	338						19,822

Total current assets	362,568	21,463						280,512

Long-Term Assets:
Goodwill and other intangible assets, net	377,452	32,709	(32,709	)(c)		116,767	(d)	494,219
Deferred sales commissions, net	146,200	133						146,333
Property and equipment, net	23,001	234						23,235
Other long-term assets	556	—	895	(d)				1,451

Total long-term assets	547,209	33,076						665,238

Total assets	$909,777	$54,539						$945,750

Current Liabilities:
Accrued expenses and accounts payable	$129,625	$2,381	458	(b)		179	(g)	$132,643
Other current liabilities	47,332	—						47,332

Total current liabilities	176,957	2,381						179,975

Long-Term Liabilities:
Long-term debt - recourse	—	8,329	(8,329	)(h)		8,040	(a)	8,040
Long-term debt – nonrecourse	147,674	—						147,674
Long-term deferred tax liability, net	20,191	—	7,335	(d)				27,526
Other long-term liabilities	7,204	—	1,448	(f)				8,652

Total long-term liabilities	175,069	8,329						191,892

Total liabilities	352,026	10,710						371,867

Minority interest	594	16,132						16,726

Shareholders’ Equity:
Common stock	138,372	—						138,372
Other shareholders’ equity	418,785	27,697	(27,697)					418,785

Total shareholders’ equity	557,157	27,697						557,157

Total liabilities, minority interest, and shareholders’ equity	$909,777	$54,539						$945,750

See notes to unaudited pro forma consolidated financial statements.

Federated Investors, Inc.

Unaudited Pro Forma Consolidated Statement of Income

For the Quarter Ended March 31, 2006

(dollars in thousands, except per share data)

	Federated	MDTA LLC	Pro Forma Adjustments		Combined Pro Forma Federated
Revenue:
Investment advisory fees, net	$148,055	$6,132	$(505	)(e)	$153,682
Administrative service fees, net	36,098	—			36,098
Other service fees, net	52,877	—			52,877
Other, net	1,751	(76)	76	(e)	1,751

Total revenue	238,781	6,056	(429)		244,408

Operating Expenses:
Marketing and distribution	69,952	58			70,010
Compensation and related	49,576	2,431	(180	)(e)	53,249
			1,422	(i)
Other	45,082	1,432	(323	)(e)	47,683
			1,492	(j)

Total operating expenses	164,610	3,921	2,411		170,942

Operating income	74,171	2,135	(2,840)		73,466

Nonoperating Income (Expenses):
Debt expense – recourse	(65)	(206)	206	(k)	(153)
			(88	)(l)
Debt expense – nonrecourse	(2,153)	—			(2,153)
Other	3,213	994	(1,116	)(m)	3,091

Total nonoperating income (expenses), net	995	788	(998)		785

Income from continuing operations before minority interest and income taxes	75,166	2,923	(3,838)		74,251

Minority interest	1,501	948			2,449

Income from continuing operations before income taxes	73,665	1,975	(3,838)		71,802

Income tax provision (benefit)	27,580	—	(652	)(n)	26,928

Income from continuing operations	$46,085	$1,975	$(3,186)		$44,874

Earnings per share from continuing operations:
Basic	$0.44				$0.42
Diluted	$0.43				$0.42
Weighted average shares outstanding:
Basic	105,639				105,639
Diluted	108,125				108,125

See notes to unaudited pro forma consolidated financial statements.

Federated Investors, Inc.

Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended December 31, 2005

(dollars in thousands, except per share data)

	Federated	MDTA LLC	Pro Forma Adjustments		Combined Pro Forma Federated
Revenue:
Investment advisory fees, net	$570,695	$16,209	$(2,384	)(e)	$584,520
Administrative service fees, net	135,070	—			135,070
Other service fees, net	196,193	—			196,193
Other, net	7,258	56	(26	)(e)	7,288

Total revenue	909,216	16,265	(2,410)		923,071

Operating Expenses:
Marketing and distribution	222,689	345			223,034
Compensation and related	175,629	10,872	(2,024	)(e)	195,271
			5,840	(i)
			4,954	(o)
Settlement expense	55,592	—			55,592
Amortization of deferred sales commissions	51,732	—			51,732
Other	104,518	3,982	(739	)(e)	113,728
			5,967	(j)

Total operating expenses	610,160	15,199	13,998		639,357

Operating income	299,056	1,066	(16,408)		283,714

Nonoperating Income (Expenses):
Debt expense—recourse	(369)	(918)	918	(k)	(624)
			(255	)(l)
Debt expense—nonrecourse	(17,517)	—			(17,517)
Other, net	9,046	19	(3,247	)(m)	5,818

Total nonoperating expenses, net	(8,840)	(899)	(2,584)		(12,323)

Income from continuing operations before minority interest and income taxes	290,216	167	(18,992)		271,391

Minority interest	10,205	—	-		10,205

Income from continuing operations before income taxes	280,011	167	(18,992)		261,186

Income tax provision (benefit)	116,719	—	(6,589	)(n)	110,130

Income from continuing operations	$163,292	$167	$(12,403)		$151,056

Earnings per share from continuing operations:
Basic	$1.54				$1.42
Diluted	$1.51				$1.40
Weighted average shares outstanding:
Basic	106,114				106,114
Diluted	108,252		(45	)(o)	108,207

See notes to unaudited pro forma consolidated financial statements.

Federated Investors, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Year Ended December 31, 2005,

And Quarter Ended March 31, 2006

(1) Basis of presentation

On July 14, 2006, Federated Investors, Inc. (Federated) completed the acquisition of MDTA LLC (MDTA) (Acquisition). Federated acquired approximately 89 percent of the outstanding equity interests of MDTA with a right to acquire the remaining 11 percent by June 30, 2007. The transaction includes an initial purchase payment of approximately $102 million, an additional purchase price payment of approximately $8 million in the first half of 2007 upon acquisition of the remaining 11 percent outstanding equity interests and a series of contingent payments totaling as much as $130 million over the next three years based on growth. The transaction was accounted for as a purchase under U.S. GAAP.

The following unaudited pro forma consolidated balance sheet as of March 31, 2006 has been prepared to give effect to the acquisition as if such transaction occurred on March 31, 2006. The unaudited statements of income for the three months ended March 31, 2006, and for the year ended December 31, 2005, have been prepared to give effect to the Acquisition as if such transaction occurred at the beginning of the periods presented.

The following is a description of the individual columns included in the unaudited pro forma consolidated financial statements:

Federated: The information presented as of and for the three months ended March 31, 2006, was derived from Federated’s unaudited historical consolidated financial statements. The information for the year ended December 31, 2005, was derived from Federated’s audited consolidated financial statements for 2005.

MDTA LLC: The information presented as of and for the three months ended March 31, 2006, was derived from MDTA’s unaudited historical financial statements. The information for the year ended December 31, 2005, was derived from MDTA’s audited financial statements for 2005. Information presented in this column includes certain reclassifications to conform MDTA’s financial statements with Federated’s presentation.

Pro Forma Adjustments: The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable under the circumstances. Actual adjustments to record the purchase could be different. The adjustments represent adjustments that are either directly attributable to the Acquisition or otherwise required by Article 11 of Regulation S-X to conform accounting treatment across all periods presented. These adjustments are considered to have a continuing impact on the financial position and results of operations of Federated.

These unaudited pro forma consolidated financial statements and notes thereto are provided for informational purposes only and do not purport to be indicative of the actual financial position or results of operations had such transaction been completed on the dates indicated or of future results of operations. In addition, the unaudited pro forma consolidated financial statements do not include any synergies that may be realized as a result of combining the entities.

These unaudited pro forma consolidated financial statements should be read in conjunction with Federated’s Annual Report on Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for the periods ended March 31, 2006, and June 30, 2006, and Current Report on Form 8-K as amended filed July 20, 2006.

(2) Pro forma adjustments

(a)	To record the total cost of the Acquisition, which was equal to approximately $110.4 million and included the following components:

Cash consideration	$102.0
Debt	$8.0
Other direct costs of acquisition	$0.4

(b)	To reduce net working capital of MDTA at closing to $0 in accordance with the Acquisition agreement.

(c)	To eliminate historical goodwill recorded on MDTA’s balance sheet.

(d)	To record the fair value of the assets acquired including goodwill, other identifiable intangible and tangible assets, and liabilities assumed. For purposes of the accompanying pro forma consolidated financial statements, we have recorded the acquired assets and liabilities assumed using preliminary estimates of fair value as of the acquisition date. A valuation is currently in progress to determine the fair value of those assets. We believe that the excess purchase price over the value of the acquired tangible assets and assumed liabilities will be allocated to various assets including but not limited to customer relationships, noncompetition agreements, internally developed software and goodwill. However, there can be no assurance that the actual allocation will not differ significantly from the pro forma allocation.

(e)	To eliminate certain revenues and expenses attributable to certain historical operations of MDTA which were not acquired by Federated.

(f)	To record a liability for costs to be incurred under certain contractual obligations of MDTA that existed before the closing date but have no economic benefit to the combined company.

(g)	To record a liability for termination benefits resulting from an involuntary employee termination plan that was approved in connection with the Acquisition and pertains to certain MDTA employees.

(h)	To reflect the elimination of MDTA’s note payable to it’s affiliate. This note was not part of the purchase of MDTA.

(i)	To adjust compensation expense in accordance with compensation arrangements agreed to in connection with the Acquisition agreement.

(j)	To increase amortization expense based on preliminary estimates of fair value and an average estimated useful life of 10 years for the amortizable assets including customer relationships, the noncompetition agreement and internally developed software. Should the actual allocation of the purchase price differ significantly from the pro forma allocation as described in Note (2)(d) above, actual amortization expense could differ significantly from pro forma amortization.

(k)	To eliminate interest expense associated with a note payable with an affiliate of MDTA. This note was not part of the purchase of MDTA.

(l)	To record interest expense on the purchase price financed by the minority interest holder. Average annual interest rates of 4.42% and 3.17% were used to calculate the interest expense for the three months ended March 31, 2006 and the year ended December 31, 2005, respectively, and were derived in accordance with the terms of the Acquisition agreement.

(m)	To give effect to foregone interest income from invested cash of Federated as a result of using cash equal to approximately $102.4 million for the acquisition. Average annual interest rates of 4.42% and 3.17% were used to calculate foregone interest for the three months ended March 31, 2006, and the year ended December 31, 2005, respectively.

(n)	To reflect the income tax impacts of the pro forma adjustments described above and to record the tax on MDTA’s historical results at the applicable federal statutory rate. MDTA is organized as a partnership under the U.S. federal tax laws.

(o)	To give effect to stock-based compensation as though Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” had been adopted on January 1, 2005. This adjustment is necessary to conform the accounting treatment for stock-based compensation across all periods presented in accordance with Article 11 of Regulation S-X.